UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/14/2006

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, PO Box 17, Ellesmere Port, Cheshire, CH65 4HF, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) On February 14, 2006, the Board of Directors of Innospec Inc. (the "Corporation") authorized the Corporation's management to transfer the listing of the Corporation's common stock to the Nasdaq Stock Market ("Nasdaq") from the New York Stock Exchange ("NYSE").

On March 15, 2006, officers of the corporation, pursuant to authorization by the board of Directors, informed the NYSE that (1) the Corporation expects to voluntarily cease trading on the NYSE, effective after the close of the market on March 21, 2006, and (2) the Corporation intends to transfer its listing to Nasdaq.

The Corporation's shares of common stock and preferred stock have been approved for listing on Nasdaq, effective March 22, 2006, and will trade under the new symbol "IOSP".

A copy of the press release announcing the transfer of the Corporation's listing to Nasdaq is attached as Exhibit 99.1 to this report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: March 15, 2006	By:	/s/ Andrew Hartley
Andrew Hartley
VP and General Counsel